EXHIBIT 4c

                              SECURITY AGREEMENT

                            Date: October 31, 1996


Debtor's Name:              Prab, Inc. ("Debtor")

Debtor's Mailing Address:   5944 E. Kilgore Road, Kalamazoo, Michigan 49003

        Bank may give all notices to Debtor at the above address until advised in writing by Debtor to the contrary


Bank's Name:                FMB-Arcadia Bank (the "Bank")

Bank's Mailing Address:     251 E. Michigan Avenue, Kalamazoo, Michigan 490078

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        Debtor agrees with the Bank as follows:

        1. Liabilities Secured. The obligations which are secured by this Agreement are referred to collectively as the "Liabilities" and are as follows: Payment of all loans, advances and/or commitments made by the Bank to Debtor, together with interest thereon and other sums owing pursuant thereto; payment and performance of the provisions of this Security Agreement; payment and performance of all notes, undertakings, obligations, debts, liabilities, agreements, applications or agreements for issuance of letters of credit, assignments, guarantees, or promises of or by Debtor to or with the Bank, whether due, existing or arising, now or in the future, absolute or contingent, direct or indirect, however arising or acquired by the Bank, and including obligations originally owing by Debtor to a third party and assigned by such third party to the Bank; payment and performance of all existing and future obligations (including the kinds of obligations described above) to the Bank of any persons or entities for which Debtor is or becomes an accommodation party, surety or guarantor or whose obligations this Security Agreement is given to secure; and all extensions, renewals and modifications of the foregoing. If more than one person appears as Debtor above, the Liabilities shall include, without limitation, all of the foregoing joint, several and individual obligations of each such person to the Bank. Debtor agrees that if the proceeds of any of the Liabilities created in the future are utilized to pay and/or renew any of the Liabilities existing at this time, such future Liabilities shall be presumed to be renewals or extensions of the existing Liabilities.

        2.     Collateral. As security for the "Liabilities" as defined in
Section 1 above, Debtor hereby assigns and grants to the Bank a continuing security interest and lien in the following (hereinafter referred to as the "Collateral"): All personal property and fixtures owned by Debtor or in which Debtor has rights, whether now or hereafter existing or acquired by Debtor and wherever located; all accessions, additions,





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replacements and substitutions of or for the foregoing; and all cash, non-cash, insurance and other proceeds of the foregoing. The term "Personal Property" means all tangible and intangible property and rights in which a security interest or lien may be taken including, but not limited to, all goods, equipment, inventory, accounts, contract rights, documents, instruments, general intangibles, chattel paper, money, and deposit accounts of Debtor with the Bank.

        3. Special Representations, Warranties and Agreements. Debtor represents, warrants and agrees that at all times this Agreement is in effect:

               3.1 Assumed Names. Any business conducted by Debtor under any assumed name shall be subject to this Agreement and any assets now or hereafter owned by Debtor under any assumed name shall be subject to the security interest granted by this Agreement. Debtor represents that all assumed names under which Debtor presently conducts business are as follows:
Prab Conveyors, Hapman Conveyors, Prab Hapman, Prab Robots, Inc., Prab Robots. Debtor will immediately notify the Bank of any new assumed name, and any change in its name or any assumed name.

               3.2    Addresses.

                      A. Debtor's Chief Executive Office (or residence if Debtor is an individual) is in the State of Michigan, County of Kalamazoo. The address is 5944 East Kilgore Road, Kalamazoo, MI 49003.

                      B. All other places of business or residences of Debtor or places where the Collateral may be kept are as follows:

                             (List State, County and Address)

        1.  None

                      C. The Collateral shall not be kept at any location other than the locations specified in this Section 3.2, and Debtor shall not remove its Chief Executive Office from the State indicated in Section 3.2A., without the prior written consent of the Bank.

               3.3    TIN.   Debtor warrants that Debtor's federal employer
tax identification number is 38-1654849 or, if Debtor is an individual, Debtor's social security number is ________________________.

               3.4 Financial Information. Debtor shall furnish to the Bank the following:

                      A. Within thirty (30) days after each _____________ during its fiscal year, a balance sheet and statement of income as at the



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        end of and for such period, all in reasonable detail and certified by
        Debtor's chief financial officer to be true, accurate and complete.

                      B. Within ninety (90) days after the end of each fiscal year, a balance sheet and income statement, reconciliation of capital account and source and application of funds as at the end of and for the fiscal year just closed setting forth the corresponding figures of the previous fiscal year in comparative form, all in reasonable detail and certified by Debtor's chief financial officer to be true, accurate and complete. At the request of the Bank, Debtor shall provide to the Bank an unqualified certificate, without exception, by an independent certified public accountant acceptable to the Bank as to such financial statements.

                      C. Within ten (10) days after and as of the end of each month (and at such other time or times as the Bank may request), a schedule identifying each of Debtor's accounts receivable and further identifying each Eligible Accounts Receivable (as defined in Section 8.1). Debtor will from time to time deliver to the Bank at the Bank's request additional schedules, certificates and information as the Bank may require respecting the Collateral, the terms or amounts received by Debtor in full or partial payment of any of the Collateral, and any goods (the sale or lease of which by Debtor shall have given rise to any of the Collateral) possession of which has been obtained by Debtor. Any such schedule, certificate or other information shall be executed by a duly authorized officer of Debtor and shall be in such form and detail as the Bank may specify. Whenever Debtor provides information to the Bank regarding Debtor's accounts receivable and/or inventory Debtor shall be deemed to have warranted that, except as otherwise indicated, each account receivable referred to in such information is an Eligible Accounts Receivable and all inventory referred to in such information is Eligible Inventory (as defined in Section 8.1). Any schedule identifying any account receivable shall be accompanied (if the Bank so requests) by a true and correct copy of the invoice evidencing such account receivable and by evidence of shipment or performance by Debtor.

                      D. Promptly upon request by the Bank, any additional financial or other information regarding Debtor as the Bank may request. Any information shall be executed by a duly authorized officer of Debtor and shall be in such form and detail as the Bank may specify.

        4. Basic Representations, Warranties and Agreements. Debtor represents, warrants and agrees that at all times this Agreement is in effect:

               4.1 Use of Collateral. The Collateral shall be used primarily for business purposes.




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               4.2    Fixture Collateral. If any of the Collateral does or
will consist of fixtures, timber, minerals (including oil or gas), or accounts resulting from the sale of minerals at the wellhead or minehead ("Fixture Collateral"), the full legal name of the record owner of the real estate on which such fixtures, timber or minerals are located and the legal description of such real estate shall be attached to this Agreement as Schedule "A". It is the intent of Debtor to subject all Fixture Collateral to the security interest granted hereby, whether or not a Schedule "A" is attached to this Agreement. Debtor upon request of the Bank shall furnish the Bank with consents or disclaimers filed by all persons having an interest in the real estate upon which any of the Fixture Collateral is located (including owners, mortgage holders, and Lessees) consenting to the Bank's security interest and acknowledging its priority or disclaiming any interest in the Collateral. At the Bank's request, Debtor shall promptly furnish the Bank with a complete list describing all items of Collateral which are or may be or may become Fixture Collateral and the location thereof, as well as other information with respect to such Fixture Collateral reasonably requested by the Bank. Debtor shall promptly notify the Bank of any Collateral acquired after the date of this Agreement which may be or become Fixture Collateral under applicable law.

               4.3    Transfer of Collateral. Except as otherwise permitted in
Section 4.16, Debtor shall not sell, assign, rent, lend or otherwise dispose of any interest in the Collateral without the prior written consent of the Bank.

               4.4 Ownership; No Liens. Debtor owns and shall preserve the Collateral (and, as to after-acquired Collateral, shall own and preserve the same) free and clear of all taxes, liens, claims and security interests other than in favor of the Bank. Debtor shall defend the Collateral against all claims of anyone claiming an interest therein or tax or lien thereon.

               4.5 Disbursement of Loan Proceeds. If any of the Collateral is to be acquired with the proceeds of loans secured by this Agreement, Debtor authorizes the Bank to disburse the loan proceeds directly to the seller.

               4.6 Financing Statements, Titles, Etc. Immediately upon request of the Bank, at any time, Debtor shall execute and deliver to the Bank all financing statements, security agreements, applications for certificates of title and other instruments and documents which the Bank may request for the purpose of implementing or confirming the terms of this Agreement, all of which shall be in a form satisfactory to the Bank. Debtor hereby irrevocably appoints the Bank, or any of its officers, as its true and lawful attorney, with full power of substitution, in the name of Debtor, to execute and file, at any time, any financing statement, continuation statement or amendments thereto, which the Bank deems necessary or convenient to protect, perfect or maintain the security interests and liens granted to the Bank.

               4.7 Identification of Collateral. Upon demand of the Bank, Debtor shall mark any or all Collateral in a manner sufficient to identify the security interest of the Bank.



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               4.8    Collateral and Business Records. All records and
information maintained by Debtor with respect to the Collateral and its account debtors and all other information set forth in any writing now or hereafter furnished to the Bank by Debtor shall be true and correct as of the date furnished. All financial statements and data furnished to the Bank shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall fairly present the financial condition of Debtor as of the dates, and the results of its operations for the periods, for which the same are furnished to the Bank. Debtor shall maintain accurate and complete records of the Collateral. All records of Debtor relating to the Collateral, its account debtors and any of the Debtor's financial affairs shall be maintained by Debtor at its chief executive office and shall not be removed therefrom without the prior written approval of the Bank.

               4.9 Maintenance and Warranties. Debtor shall at all times regularly maintain, repair, and keep in good working order and condition all of the Collateral and protect the same from damage, deterioration or injury. Debtor shall at all times do everything necessary to keep in force any manufacturer's and seller's warranties with respect to the Collateral.

               4.10 Compliance With Law. Debtor shall not use the Collateral for any unlawful purpose nor in violation of any statute or ordinance.

               4.11 Taxes and Charges. Debtor shall promptly pay when due all taxes, assessments, fees, licenses and charges upon or necessary for the use or operation of the Collateral.

               4.12 Insurance. All Collateral shall be insured from loss by fire, theft and other casualties (including extended coverage) in an amount, in a manner and with companies satisfactory to the Bank. Such insurance shall be payable to Debtor and the Bank as their interests may appear. Debtor shall provide proof of insurance satisfactory to the Bank upon request. All insurance policies shall provide that the Bank must receive at least thirty
(30) days prior written notice before any cancellation, non-renewal or reduction in coverage. Debtor hereby assigns to the Bank, as additional security for payment of the Liabilities, all rights of Debtor under or with respect to, all policies of insurance covering the Collateral, and all money which becomes due under such policies. Debtor hereby directs the issuer of any such policy to pay such money directly to the Bank. Both before and after the occurrence of an Event of Default, the Bank may (but need not), in its own name or in Debtor's name, execute and deliver proofs of claim, receive money due under such insurance policies, endorse checks and other instruments representing payment of such money, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

               4.13 Inspection. The Bank may take any actions reasonably necessary or convenient to ascertain the existence, condition and value of the Collateral. Debtor shall permit representatives of the Bank to visit and inspect any of the properties and facilities of Debtor and examine, copy (by electronic or other means) and abstract any



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of the books and accounting and Collateral records of Debtor at any time and as often as may be desired by the Bank. Debtor hereby authorizes the Bank to undertake or to have third parties undertake on its behalf (not more often than twice in any 12 month period) environmental investigations regarding Debtor and its properties and operations including research into the previous and current ownership, use, and condition (by taking samples or borings or otherwise) of any real or personal property owned, leased or used by Debtor for the purpose of attempting to determine whether: (i) Debtor has violated any federal, state or local laws involving the protection of the environment and/or the disposition of, or exposure to, hazardous or toxic substances, as now existing or as hereinafter amended or enacted, or any rules, regulations, guidelines or standards promulgated pursuant thereto; and (ii) whether any hazardous or toxic substances have been used or disposed of on Debtor's facilities or elsewhere. Such investigations may be performed at any time before or after any of the Liabilities are incurred and Debtor will permit the Bank and persons acting on its behalf to have access to Debtor's facilities and records for the purpose of conducting such investigations. The cost of all such investigations shall be immediately paid by Debtor to the Bank, shall be added to the Liabilities secured hereby and shall bear interest at the highest rate specified in any of the Liabilities secured hereby from the date incurred by the Bank until paid.

               4.14 Actions by the Bank; Reimbursement. The Bank may immediately take any action or pay any sum required to be done or paid by Debtor under this Agreement if the Bank, in its discretion, determines that it is necessary or convenient to do so in order to protect, preserve or maintain the Collateral or the rights of the Bank therein. The amount of such payment or the cost of doing such act shall be immediately paid by Debtor to the Bank, shall be added to the Liabilities secured hereby, and shall bear interest at the highest rate specified in any of the Liabilities secured hereby from the date incurred by the Bank until paid. No act done or amount paid by the Bank under this Section shall be deemed to constitute a waiver of any default of Debtor.

               4.15 Consignment Sales. Debtor will obtain the Bank's written consent before making sales on consignment. For all consignment sales, Debtor will comply with Sections 9-114 (MCLA ss.440.9114) and 2-236 (MCLA ss.440.2326) so as to preserve the priority of Debtor's and the Bank's interest in the Collateral sold on consignment, over the interest of any consignee or creditors of any consignee.

               4.16 Debtor's Rights to Deal With the Collateral. Except under the circumstances set forth in Section 4.17, the Collateral shall be on a non-remittance basis, which means the following provisions apply:

                      A. In the ordinary course of its business, Debtor may use, process, manufacture, display, demonstrate or otherwise deal with inventory and may sell, lease or dispose of inventory (except for bulk sales) and collect, hold and use all proceeds from disposition of inventory.




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                      B. In the ordinary course of business, Debtor may grant
        to any party obligated on any account, instrument, chattel paper or other item of Collateral, any rebate, refund or adjustment to which such party may be lawfully entitled, may accept, in connection therewith, the return of goods, the sale or lease of which gave rise to any account, instrument, chattel paper or other item of Collateral, and may dispose of returned goods.

                      C. At its own expense, Debtor may collect, when due, all amounts due Debtor under any account, instrument, chattel paper or other item of Collateral, and use the amounts collected in the ordinary course of business.

               4.17 The Bank's Right to Collect Amounts Owing to Debtor. The Bank may, in its good faith discretion, at any time prior to or after occurrence of an Event of Default, notify Debtor that the Collateral is on a remittance basis which means the following provisions apply:

                      A. Immediately upon receipt, Debtor shall deliver to the Bank in the form received, all cash, checks, drafts, credit card charges, and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by the
        Bank) which are received by Debtor at any time, in full or partial payment of any sale, lease, collection or other disposition of any of the Collateral or for services rendered. Debtor shall, immediately upon receipt deliver to the Bank (properly endorsed as directed by the Bank) any document of title, account receivable, contract right, note, trade acceptance, chattel paper, instrument, or other evidence of an obligation to Debtor given as payment for any of the Collateral sold, leased or disposed of by Debtor or for services rendered. Any such items which are received by Debtor will not be commingled with any of its other funds or property, but will be held in trust for the Bank separate and apart from Debtor's own funds or property until delivery is made to the Bank.

                      B. All amounts which are delivered by Debtor to the Bank which represent partial or full payment for any of the Collateral shall, at the Bank's option: (1) be applied to payment of the Liabilities secured hereby, whether then due or not, in any order which the Bank desires; or (2) be deposited to the credit of a non-interest bearing deposit account in the name of the Bank, as security for payment of the Liabilities. Debtor shall have no right to withdraw any funds deposited in such account. Upon request of Debtor (but not more than once each week) or as often as the Bank desires, the Bank may apply all or any part of the collected funds in such account, toward payment of the Liabilities, whether or not then due, in any order which the Bank desires. The Bank may, from time to time, in its discretion, release some or all of the balance in such account to Debtor.



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                      C. Whenever Debtor obtains possession (by return,
        repossession or otherwise) of any goods, previously constituting inventory, it shall, unless the Bank consents otherwise in writing, segregate, label and hold such goods subject to the security interest of the Bank hereunder, and will, at its own expense, dispose of such goods in the manner, and at the times, directed by the Bank. In addition to all amounts otherwise payable by Debtor hereunder, Debtor will pay to the Bank, not later than ten (10) days after obtaining possession of such goods, an amount equal to the unpaid purchase price or lease rental of such goods or any rebate, refund or adjustment granted by Debtor in connection with obtaining possession of such goods, whichever is greatest. If at the time of such payment no default exists hereunder, such goods shall be discharged of the security interest hereunder.

                      D. If requested by the Bank, Debtor shall direct all account debtors or other parties obligated on any of the Collateral to make payments due and to become due thereon to a United States Post Office Box or other mailing address designated by the Bank in the name of Debtor at a location designated by the Bank. The post office box shall be under the exclusive custody and control of the Bank.

                      E. The Bank may, in its own name, or in the name of Debtor, notify any or all of the parties obligated on any of the Collateral to make all payments due and to become due thereon directly to the Bank, and thereupon Debtor's authority to collect any accounts receivable, chattel paper, instruments or other Collateral in the ordinary course of business shall be terminated.

                      F. The Bank shall have the right, in its own name or in the name of Debtor, to enforce payment and collect the accounts, instruments, chattel paper and other items of Collateral (by legal proceedings or otherwise); to take control in any manner of any cash or non-cash payments or proceeds thereof and any returned or repossessed goods relating thereto; to demand, receive, receipt for, settle, compromise, sell, assign, extend or renew any and all amounts due or to become due to Debtor on any item of Collateral upon such terms and in such amounts and at such times as the Bank deems advisable; and to discharge and release any such debt in the name of Debtor.

                      G. Debtor hereby irrevocably appoints the Bank, or any of its officers, as its true and lawful attorney, with full power of substitution, in the name of Debtor, to: (i) establish and maintain the United States Post Office Box referred to above; (ii) open and dispose of all mail, howsoever received by the Bank, representing any payment on, or other proceeds of, any of the Collateral; (iii) endorse and collect any check or other item received by the Bank representing payment on or



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        other proceeds of the Collateral; and (iv) take all other actions necessary or convenient to carry out the provisions of this Section
        4.17.

                      H. For the purpose of calculating interest on the Liabilities, the Bank may impose a standard one to three business day delay in crediting payments received by the Bank on the Collateral against the Liabilities to allow time for collection (or the Bank may, at the Bank's option, make such credits when such payments are actually collected by the Bank in immediately available funds). For the purpose of calculating the principal amounts available for borrowing by Debtor under any borrowing arrangements with the Bank, the Bank may, at the Bank's option, use a method different from that used for the purpose of calculating interest, and such methods may include either of the options described above, or the Bank may, at the Bank's option and solely for the purposes described in this sentence, elect to credit payments received by the Bank on the Collateral on the date of receipt.

               4.18 Indemnity. In addition to payments of the Liabilities, Debtor agrees to indemnify, pay and hold harmless the Bank and any holder of any of the Liabilities, and the officers, directors, employees, agents and affiliates of the Bank and such holders (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the Liabilities, the Bank's relationship with Debtor, the use or intended use of the proceeds of any of the Liabilities or any environmental matter (the "Indemnified Claims"); provided that the Debtor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Claims if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Claims arose primarily from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Debtor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

        The foregoing indemnity set forth in this Section 4.18 shall include, without limitation, indemnification by Debtor to each Indemnitee for any and all expenses and costs (including, without limitation, remedial, removal, response, abatement, clean-up, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the costs of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim



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arose before, during or after Debtor's ownership, operation, possession or control of its business, property or facilities, or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitees or any Indemnitee to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including, without limitation, damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including, without limitation, in all cases the reasonable fees and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to any federal, state or local laws involving the protection of the environment and/or the disposition of, or exposure to, hazardous or toxic substances, as now existing or as hereinafter amended or enacted, or any rules, regulations, guidelines or standards promulgated pursuant thereto, based on, arising out of or relating to, in whole or in part, the exercise and/or enforcement of any rights or remedies by any Indemnitee under this Agreement or any of the Liabilities, and including, but not limited to, taking title to, owning, possessing, operating, controlling, managing or taking any action in respect of any real property or facilities of Debtor. The provisions of Section 4.18 shall survive payment of the Liabilities and termination of this Agreement.

        5.     Default and Rights of the Bank.

               5.1 Events of Default. Occurrence of any of the following events shall constitute an "Event of Default" under this Agreement:

                      A. Non-payment when due, by default, demand, maturity, or otherwise, of any of the Liabilities;

                      B. Failure of Debtor to comply with any term of this Agreement, any of the documents evidencing the Liabilities, or any agreement between Debtor and the Bank;

                      C. The Bank discovers that any warranty or representation made to it by Debtor was or is false;

                      D. Debtor becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or any proceeding is instituted by or against Debtor under any bankruptcy, insolvency or similar laws or any judgment is entered or any writ of attachment, garnishment or execution or tax lien is issued or levied against Debtor, any of its property or the Collateral;

                      E. Any indebtedness of Debtor becomes due by reason of default and/or acceleration of the maturity thereof;

                      F. Death or incompetency of Debtor, if a natural person; dissolution or death of a partner of Debtor, if a partnership; dissolution,



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        merger, consolidation or a material change in the ownership of the voting stock of Debtor, if a corporation;

                      G. Cessation of the normal business operations of Debtor;

                      H. Actual, impending, or reasonably anticipated decline in the value of the Collateral or the Bank deems the margin of the Collateral securing the Liabilities to be insufficient;

                      I. If the control or management of Debtor changes in a manner which adversely affects, in the sole judgment of the Bank, the ability of Debtor to carry on its business as previously conducted;

                      J. Failure of Debtor to pay, when due, any federal, state, or local tax, assessment, withheld tax, or similar obligation;

                      K. Any guaranty of, or document granting security for, any of the Liabilities shall, at any time, cease to be in full force and effect or be declared null or void, or any party to such guaranty or security document (other than the Bank) denies that it has any further liability thereunder (by giving notice to such effect or otherwise) or contests the validity or enforceability thereof; or

                      L. The Bank deems itself insecure, in good faith, believing that the prospect of payment of the Liabilities is impaired or in good faith fearing deterioration, removal or waste of any of the Collateral.

               5.2 Bank's Rights Upon Default. Upon occurrence of an Event of Default, all of the Liabilities (regardless of any contrary terms thereof) shall, at the option of the Bank, be immediately due and payable without demand or notice, and the Bank may exercise any of the rights and remedies of a creditor under the Uniform Commercial Code, any other law, or any Court Rule and/or take any one or more of the actions specified below (which rights and remedies are cumulative) without notice and without providing Debtor or any guarantor or surety for Debtor with a hearing:

                      A. Exercise any right or action set forth herein or in any of the documents evidencing the Liabilities, including but not limited to, the rights and actions set forth in Section 4.17 above.

                      B. Institute legal proceedings to foreclose the lien and security interest described herein; recover judgment on the Liabilities; and/or sell any or all of the Collateral.




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                      C.     Personally or by agents or attorneys, enter upon
        any premises where the Collateral or any part thereof may then be located, and take possession of all or any part thereof and/or render it unusable.

                      D. Without being personally responsible for loss or damage to the Collateral, hold, store, and keep idle, or lease, operate, remove or otherwise use or permit the use of, the Collateral or any part thereof, for such time and upon such terms as the Bank may in its sole discretion deem to be in its best interest. Demand, collect and retain all rentals, earnings, and other sums due and to become due with respect to the Collateral from any party, accounting only for net earnings, if any, arising from such use (unless the Collateral is retained in satisfaction of the indebtedness, in which case no accounting will be necessary). The net earnings may be applied against the Liabilities. Charge against all receipts from use of the Collateral or from the sale thereof, by court proceedings or pursuant to Section E. below, all other costs, expenses, charges, damages, and other losses resulting from such use.

                      E. Without being responsible for loss or damage to the Collateral, sell, lease and dispose of, or cause to be sold, leased and disposed of, all or, any part of the Collateral at one or more public or private sales, leasings or other dispositions, at such places and times and on such terms and conditions as the Bank deems fit, without any previous demand or advertisement. The Bank will give notice to Debtor of any such sale, lease or other disposal if and in the manner required by law, and if there is any legal requirement of reasonable notification, Debtor agrees that requirement shall be met if the Bank sends notice to Debtor at least seven (7) days prior to the date of any such sale, lease or other disposal. Except as provided herein, all notice of sale, lease, or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, any obligation of a prospective purchaser or lessee to inquire as to the power and authority of the Bank to sell, lease or otherwise dispose of the Collateral, and any obligations of a prospective purchaser or lessee to inquire as to the application by the Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are hereby expressly waived by Debtor to the fullest extent permitted by such law.

               5.3 Conduct of Sale. At any sale pursuant to this Section 5, whether under the power of sale granted herein or by virtue of judicial proceedings, it shall not be necessary for the Bank or a public officer under order of a court to have present physical or constructive possession of the Collateral to be sold. The recitals contained in any conveyance and receipts made and given by the Bank or such public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters therein stated (including, without limiting the generality of the foregoing, the amounts of the principal of and interest on the Liabilities, the accrual and non-payment thereof and advertisement and conduct of such sale in the manner provided herein and by applicable law). All prerequisites to such sale shall be presumed to have been satisfied and performed. Upon any sale hereunder of any of the Collateral or any interest therein, the receipt of the officer making such sale under judicial proceedings or of the Bank shall be sufficient discharge to the purchaser for the purchase price, and the purchaser shall not be obligated to see to the application of the purchase price. Any sale hereunder of any of the Collateral or any interest therein shall forever be a perpetual bar against Debtor with respect to the sold Collateral.

               5.4 Proceeds of Collateral. Proceeds of any collection or disposition by the Bank of any of the Collateral may be applied by the Bank first to the reasonable expense of retaking, conserving, collecting (by suit or otherwise) or disposing of (by sale or otherwise) the Collateral, including reasonable attorneys' fees and legal expenses incurred, and then to the satisfaction of all the Liabilities secured hereby in such order of application as the Bank elects. After such application and any further application required by law, the Bank will account to Debtor for any surplus and Debtor and every guarantor of Debtor shall remain liable to the Bank for any deficiency.

               5.5 Assembling Collateral. Upon occurrence of an Event of Default and demand by the Bank, Debtor shall promptly assemble and collect the Collateral at a place designated by the Bank and, if necessary, move or ship such Collateral to a place designated by the Bank at Debtor's expense and shall make the Collateral available for disposition by the Bank.

        6. Assignment and Subrogation. Any transferee of, or endorser, guarantor or surety or other party providing security who pays the Liabilities secured hereby may take over all or any part of the Collateral subject to this Agreement, and shall succeed to all rights of the Bank with respect to such Collateral and the Bank shall be under no further responsibility therefor. No party shall succeed to any of the rights of the Bank so long as any of the Liabilities remain unpaid to the Bank.

        7. Freedom to Deal With Collateral and Liabilities. Debtor agrees that the Bank may, without liability to Debtor: release any security for the Liabilities which has been provided by any other obligor before or after maturity of any of the Liabilities; enforce its rights as to any of the Collateral covered by this Agreement without being obliged to first do so as to any other security, whether owned by Debtor or any other person; add, substitute or release any maker or guarantor of the Liabilities; and/or extend, renew, modify, or make any accommodations with regard to the Liabilities. Debtor further agrees that the Bank has no duty to preserve its or Debtor's rights against prior parties with respect to any account, instrument or chattel paper in the Bank's possession.

        8. Definitions. In addition to the terms elsewhere defined herein, the following definitions shall apply to terms used herein:

               8.1 Eligible Accounts Receivable. The term "Eligible Accounts Receivable" shall mean an account receivable arising in the ordinary course of Debtor's business which meets each of the following requirements:

                      A. If it arises from the sale or lease of goods, such goods have been shipped or delivered to an account debtor under such account receivable; if it arises from services rendered, such services have been performed.

                      B.      It is a valid, legally enforceable,
        unconditional obligation of the account debtor thereunder, and is not subject to any off-set, counterclaim, right to return goods or demand for repurchase by Debtor, or other defense to payment on the part of such account debtor, or to any claim on the part of such account debtor denying liability in whole or in part.

                      C. It is subject to the first priority security interest of the Bank and is not subject to any other lien or security interest whatsoever.

                      D. It is evidenced by an invoice, dated not later than the date of shipment or performance rendered to such account debtor or some other evidence of billing acceptable to the Bank and is not evidenced by any instrument or chattel paper.

                      E. It is not owing by any account debtor who is affiliated with Debtor or whose obligations the Bank in its sole discretion, shall have determined are not deemed to constitute eligible accounts receivable, because of concerns regarding ability to pay or otherwise.

                      F. It is not owing by an account debtor who shall have failed to pay in full any invoice evidencing any account receivable within ninety (90) days after the date of such invoice.

                      G. It is owing by an account debtor which is organized under the laws of the United States or any state thereof and which has its principal place of business in the United States.

                      H. If it arises from a contract which provides for "progress billings," the contract has been performed in full by Debtor.

                      I. It is not owing by the United States of America, any state or municipality, or any department, agency, authority, or instrumentality thereof.

               An account receivable which is at any time an Eligible Accounts Receivable, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Accounts Receivable.

               8.2 Eligible Inventory. The term "Eligible Inventory" shall mean all of Debtor's inventory of raw materials and finished goods, but shall not include work in process or inventory which is damaged or has become obsolete.

               8.3 Terms Defined by Statute. All other terms, not expressly defined herein, shall be defined and construed in accordance with the Uniform Commercial Code as in force in the State of Michigan on the date hereof, being MCLA ss.440.1101 et seq.

        9. Attorneys' Fees and Costs. All expenses incurred by the Bank in perfecting its security interest in any Collateral or insuring, protecting, maintaining, enforcing, selling, or disposing of the Collateral and all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Bank in seeking to collect or enforce any rights to or under the Collateral and, in case of default, incurred by the Bank in seeking to collect or enforce the Liabilities secured hereby (through formal or informal collection actions, workout or otherwise) and enforce its rights hereunder (including participating or taking action in any bankruptcy or other insolvency proceeding of Debtor) shall be immediately reimbursed to the Bank by Debtor and shall be part of the Liabilities secured by this Agreement.

        10. Miscellaneous. The paragraph headings used in this Agreement are for convenience only and shall not be used in the interpretation hereof. The obligations of each of the undersigned under this Agreement, if there is more than one Debtor, shall be joint and several; each of the undersigned shall be individually liable for performance of and for all amounts due under this Agreement. All persons signing this Agreement on behalf of a corporation, partnership, trust or other entity warrant to the Bank that they are duly and properly authorized to execute this Agreement. Nothing in this Agreement shall waive or restrict any right of the Bank granted in any other document or by law. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion. Acceptance of partial or late payments owing on any of the Liabilities at any time shall not be deemed a waiver of any default. All rights, remedies and security granted to the Bank herein are cumulative and in addition to other rights, remedies or security which may be granted elsewhere or by law. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision hereof shall be declared invalid or illegal it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provision or the remaining provisions of this Agreement. Notice from the Bank to Debtor, if mailed, shall be deemed given when mailed to Debtor, postage prepaid, at Debtor's address set forth at the beginning of this Agreement or at any other address of Debtor in the records of the Bank. Any reference to the Bank shall include any holder of the Liabilities and any holder shall succeed to the Bank's rights under this Agreement. This Agreement shall bind the respective heirs, personal representatives, successors and assigns of Debtor. Debtor agrees that any action against Debtor for enforcement of this Agreement may be brought in any municipal or State court in Kalamazoo County, Michigan, having jurisdiction of the subject matter; Debtor consents to personal jurisdiction over it by such courts; and consents to venue in such courts. Either party may terminate this Agreement at any time on written notice to the other; provided, however, that such termination shall in no way affect, and this Agreement shall remain fully operative as to, any transactions entered into or rights or security interests granted or Liabilities secured hereby which are incurred prior to receipt of such notice by the party to whom given. After termination, the Bank's security interest in the Collateral and all rights of the Bank and duties of Debtor described herein shall continue in full force and effect until all of the Liabilities secured hereby are paid in full. This Agreement has been executed in Michigan, and is governed by Michigan law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed by the Bank as such. If any payment applied by the Bank to the Liabilities is subsequently set aside, recovered, rescinded or otherwise required to be returned or disgorged by the Bank for any reason (pursuant to bankruptcy proceedings, fraudulent conveyance statutes, or otherwise), the Liabilities to which the payment was applied shall for the purposes of this Agreement be deemed to have continued in existence, notwithstanding the application, and shall be secured by the Collateral as fully as if the Bank had not received and applied the payment.

        11. WAIVER OF JURY TRIAL. THE UNDERSIGNED AND THE BANK EACH HEREBY KNOWINGLY AND VOLUNTARILY, WITHOUT COERCION, WAIVE ALL RIGHTS TO A TRIAL BY JURY OF ALL DISPUTES BETWEEN THEM ARISING OUT OF THIS SECURITY AGREEMENT, ANY OF THE LIABILITIES, OR ANY ALLEGED ACT OR NEGLECT OF THE BANK.

               Debtor(s):                     PRAB, INC.


                                              By:   /s/ Gary A. Herder
                                                   -------------------
                                                   Gary A. Herder
                                              Its: President

                        ADDENDUM TO SECURITY AGREEMENT
                         DATED OCTOBER 31, 1996, FROM
                                  PRAB, INC.
                                  ("Debtor")
                              TO FMB-ARCADIA BANK
                                 (the "Bank")

                          Incorporation and Conflict



        The provisions of this Addendum are hereby made a part of the Security Agreement described above. In the event of a conflict between the terms of this Addendum and the terms of such Security Agreement, the terms of this Addendum shall control. If the date of signing of this Addendum is later than the date of signing of any other Addendum to such Security Agreement, this Addendum shall supersede and replace such prior Addendum.


                             Additional Provisions

        12. Borrowing Base. The unpaid balance of the $1,670,000 Note dated October 31, 1996, and all extensions, renewals and replacements thereof, including replacements with a different principal amount (the "Base Note"), shall not at any time exceed the sum of the following amounts, which sum is hereinafter referred to as the "Borrowing Base":

               (a)    75% of Debtor's "Eligible Accounts Receivable"; plus

               (b)    35% of the fair market value or cost (whichever is less)

        of Debtor's "Eligible Inventory", not to exceed $450,000; plus

               Notwithstanding any conflicting provisions contained in the Base Note, if at any time the unpaid balance of the Base Note exceeds the Borrowing Base, Debtor shall immediately pay to the Bank the difference, including all accumulated interest.

        13. Affirmative Covenants. Until the Liabilities are paid in full, Debtor covenants and agrees that it will:

               13.1 Maintain Net Current Assets and Tangible Net Worth of not less than the amounts during the periods specified below:

                                     Minimum Net            Minimum Tangible
    Time Period                    Current Assets              Net Worth
    -----------                    --------------           ----------------

(a)    from October 31, 1997           $800,000               $1,200,000
       to October 30, 1998

(b)    from October 31, 1998         $1,200,000               $2,200,000
       and thereafter


"Net Current Assets" means "Current Assets" less "Current Liabilities". Current Assets shall include only cash, Eligible Accounts Receivable, United States Government Securities, and Eligible Inventory. Current Liabilities means that portion of the Liabilities payable within a twelve-month period and other liabilities considered current in accordance with generally accepted accounting principles, consistently applied.

"Tangible Net Worth" means: (i) the amount of all assets which, under generally accepted principles of accounting, consistently applied, would appear as such on the balance sheet of Debtor, but excluding (a) intangible items such as goodwill, treasury shares, reserves, patents, trademarks, research and development expenses and the like, (b) any write-up in the book value of such assets resulting from a re-evaluation thereof, and (c) all receivables from and loans, advances and similar transfers to any officers, directors or shareholders of Debtor which are due and owing to Debtor; less
(ii) all liabilities of Debtor as defined in accordance with generally accepted accounting principles, consistently applied ("Debt").

               13.2 Maintain the ratio of Current Assets to Current Liabilities (as defined in subparagraph 13.1) of not less than: 1.1 to 1.0 from October 31, 1997 to October 30, 1998; 1.2 to 1.0 from October 31, 1998, and thereafter.

               13.3 Maintain the ratio of Debt to Tangible Net Worth of not more than: 3.75 to 1.0 from October 31, 1997 to October 30, 1998; 2.25 to 1.0 from October 31, 1998, and thereafter.

               13.4 Comply with all applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, all environmental laws, ordinances, rules and regulations, all applicable federal, state and local laws, ordinances, rules and regulations concerning wage payments, minimum wages, overtime laws and payment of withholding taxes, and deliver to the Bank such reports and information in form satisfactory to the Bank as the Bank may request from time to time to establish compliance with such laws.

        14. Negative Covenants. Until the Liabilities are paid in full, Debtor covenants and agrees that it will not:

               14.1 Pay, create, incur, assume or have outstanding any indebtedness for borrowed money except the Liabilities, and amounts owing under Subordinated Capital Notes dated October 31, 1996.

               14.2 Merge with or into, or enter into a share exchange, with any other corporation or entity, nor sell, lease, transfer or otherwise dispose of all or any substantial part

1of its property, assets or business (other than sales of inventory made in the ordinary course of business).

               14.3 Enter into an agreement providing for the leasing by it of property which has been or is to be sold or transferred by it.

               14.4 Make any loans or advances to, or investments in, other persons, corporations or entities (including, but not limited to, any officers, directors, or shareholders of Debtor), except investments in (i) bank certificates of deposit and savings accounts; (ii) obligations of the United States; and (iii) prime commercial paper maturing within ninety (90) days of the date of acquisition by Debtor.

               14.5 Guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar items in the ordinary course of its business.

               14.6 Transfer any real or personal property, tangible or intangible, to any of its subsidiaries, but not limited to, Prab Command, Inc. and Prab Ltd. (formerly known as Prab Robots International, Ltd.).



Date of Signing: October 31, 1996



               Debtor(s):                     PRAB, INC.



                                              By:    /s/ Gary A. Herder
                                                    -------------------
                                                    Gary A. Herder
                                              Its:  President




                                       3